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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National Processing, Inc. of our report dated January 20, 2000, with respect to the consolidated financial statements of National Processing, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.


Registration Statement              Description                        Shares Registered
--------------------------------------------------------------------------------------------------
Form S-8 (33-53345)               National Processing Company, Inc.           200,000
                                  Nonemployee Directors Stock
                                  Option Plan

Form S-8 (33-53347)               National Processing Company, Inc.         4,000,000
                                  1996 Stock Option Plan

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                                  /s/ ERNST & YOUNG LLP



Cleveland, Ohio
March 20, 2000